UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

PEOPLESTRING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-163290	90-0436540
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Broad Street, Suite 109
Red Bank, NJ 07701
(Address of principal executive office)

732-741-2840
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On May 14, 2013, Echelon Growth Partners, LLC (“EGP’), a California limited liability company, and Darin Myman, Robert DeMeulemeester, Adam Kotkin, Peter Shelus (“Sellers”), entered into four separate stock purchase agreements (the “Stock Purchase Agreements”), pursuant to which EGP acquired a controlling interest in Peoplestring, Inc. (the “Company”).  EGP acquired 31,469,200 shares of the Company constituting 50.25% of the issued and outstanding shares of common stock of the Company.  Upon closing of the Stock Purchase Agreements on May 17, 2013, the Company effected a change in control (the “Change in Control”) with Echelon Growth Partners, LLC acquiring 50.25% of the outstanding shares of Common Stock and control of the Company.

There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Change in Control, on May 17, 2013, Darin Myman, Robert DeMeulemeester and Adam Kotkin resigned as directors and officers of the Company.  On May 17, 2013, Mr. Jerome Kaiser was elected by a majority vote of the shareholders of the Company to serve as the director and Chief Executive and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLESTRING CORPORATION

Dated: May 21, 2013	By:	/s/ Jerome Kaiser
Jerome Kaiser
Duly Authorized Officer, Chief Executive Officer